UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2015

ALST CASINO HOLDCO, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-54480	45-2487922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7300 Aliante Parkway, North Las Vegas, NV 89084

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (702) 692-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, the Board of Managers (the “Board”) of ALST Casino Holdco, LLC (the “Company”) appointed Robert Schaffhauser as the Chief Financial Officer of the Company. Mr. Schaffhauser has served as the Chief Financial Officer of Aliante Gaming, LLC (“Aliante Gaming”), the Company’s wholly owned subsidiary, since December 27, 2012.

Effective December 11, 2015, the Company and Aliante Gaming entered into a new employment agreement with Mr. Schaffhauser (the new “Schaffhauser Employment Agreement”). Pursuant to the Schaffhauser Employment Agreement, the Company and Aliante Gaming agreed to employ Mr. Schaffhauser for an initial term of two years with an effective commencement date of December 9, 2015. The initial term will be automatically renewed for subsequent one-year terms unless the Schaffhauser Employment Agreement has been terminated in accordance with its terms or either party provides the other with notice of non-renewal at least 90 days prior to the expiration of the then applicable term. The Schaffhauser Employment Agreement provides for $275,000 per year (“Base Salary”), and a performance bonus of up to forty percent (40%) of the Base Salary based upon the Company’s actual performance in relation to its budgeted performance for the relevant fiscal year, subject to the discretion of the Board. Mr. Schaffhauser is eligible for a long-term incentive payment in the event of (1) a change in control of the Company, (2) the sale of the Company, (3) the continuation of Mr. Schaffhauser’s employment through December 31, 2018, (4) the termination of Mr. Schaffhauser’s employment without cause, or (5) Mr. Schaffhauser’s death or disability. The long-term incentive payment is to be based on the attainment of certain measurable growth objectives and a five (5) year vesting schedule, commencing on Mr. Schaffhauser’s initial employment by Aliante Gaming.

The Schaffhauser Employment Agreement also provides certain additional benefits and perquisites made generally available to the management of Aliante Gaming.

In the event of termination of Mr. Schaffhauser’s employment without cause, Mr. Schaffhauser is entitled to a termination payment equal to (i) the Base Salary which remains unpaid for the period up to the date of termination (ii) an amount equal to one (1) year’s Base Salary, and (iii) a performance bonus, if applicable, prorated based upon the number of days of his employment during the year of termination.  Mr. Schaffhauser would also be entitled to a long-term incentive payout if his employment is terminated without cause.

Pursuant to the Schaffhauser Employment Agreement, Mr. Schaffhauser has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including but not limited to, not divulging confidential information, non-competition and non-solicitation. Mr. Schaffhauser cannot engage in competition with Aliante Gaming, or own any interest in or perform any services for certain businesses engaged in competition with Aliante Gaming, within a specified restricted area and during a specified restriction period.  In addition Mr. Schaffauser must assign all intellectual property conceived or developed by Mr. Schaffhauser during the term of his employment.

The foregoing summary of the Schaffhauser Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of such agreement, which is attached as Exhibit 10.8 hereto and incorporated herein by reference.

ITEM 9.01.                               Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT NO.	DESCRIPTION
10.8	Executive Employment Agreement, among ALST Casino Holdco, LLC, Aliante Gaming, LLC and Robert Schaffhauser, effective December 11, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 17, 2015

ALST CASINO HOLDCO, LLC

/s/ SOOHYUNG KIM
Name: Soohyung Kim
Title: CEO and Secretary

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